Execution Version

TERM LOAN CREDIT AGREEMENT
dated as of June 17, 2020
among

JETBLUE AIRWAYS CORPORATION,
as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,
and

BARCLAYS BANK PLC,
as Administrative Agent

BARCLAYS BANK PLC,
GOLDMAN SACHS & CO. LLC,
MORGAN STANLEY & CO. LLC,
BNP PARIBAS
as Joint Lead Arrangers and Joint Bookrunners

1006028216v17

i
1006028216v17

1006028216v17

1006028216v17

1006028216v17

INDEX OF APPENDICES
ANNEX A    –    Lenders and Term Loan Commitments
ANNEX B    –    Conditions with Respect to Collateral
EXHIBIT A    –    Form of Slot and Gate Security Agreement
EXHIBIT B    –    Form of Instrument of Assumption and Joinder
EXHIBIT C    –    Form of Assignment and Acceptance
EXHIBIT D     –    Form of Loan Request
EXHIBIT E    –    Form of Aircraft and Spare Engine Mortgage
EXHIBIT F    –    Form of Intellectual Property Security Agreement
EXHIBIT G    –    Form of Intercreditor Agreement

SCHEDULE 3.06    –    Subsidiaries

v
1006028216v17

TERM LOAN CREDIT AGREEMENT, dated as of June 17, 2020, among JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Borrower”), the direct and indirect Domestic Subsidiaries of the Borrower from time to time party hereto, each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”), and BARCLAYS BANK PLC (“Barclays”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).
INTRODUCTORY STATEMENT
The Borrower has applied to the Lenders for a term loan facility in an aggregate principal amount of $750,000,000 to be funded on the Closing Date as set forth herein.
The proceeds of the Term Loans will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries.
To provide guarantees and security for the repayment of the Term Loans and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide to the Administrative Agent and the Lenders the following (each as more fully described herein):
(a) a guaranty from each Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and
(b) a security interest in or mortgages (or comparable Liens) with respect to the Collateral from the Borrower and each other Guarantor (if any) pursuant to the Collateral Documents.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1.
DEFINITIONS
Section 1.01.    Defined Terms.
“ABR”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account Control Agreements” shall mean each three-party security and control agreement entered into by any Grantor, the Administrative Agent and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Administrative Agent as Collateral hereunder or under any other Loan Document, in each case giving the Administrative Agent exclusive control over the applicable account and in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

1006028216v17

“Additional Collateral” shall mean (a) cash that is denominated in Dollars and Cash Equivalents pledged to the Administrative Agent (and subject to an Account Control Agreement) and (b) any Eligible Aircraft and Eligible Engines which shall (i) (other than Additional Collateral of the type described in clause (a) above and new spare Engines subject to proviso (iii) in the first sentence of Section 5.07) be valued by a new Appraisal at the time the Borrower designates such assets as Additional Collateral and (ii) as of any date of addition of such assets as Collateral, be subject, to the extent purported to be created by the applicable Collateral Document, to a perfected first priority Lien and/or mortgage (or comparable Lien), in favor of the Administrative Agent and otherwise subject only to Permitted Liens (provided that such Permitted Liens, if with respect to any Eligible Aircraft or Eligible Engine, are not Of Record, or, if with respect to any other Additional Collateral, are junior to the Lien of the Administrative Agent hereunder or under any applicable Collateral Documents).
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the outstanding principal balance of Term Loans held by such Lender.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall mean this Term Loan Credit Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.
“Aircraft and Spare Engine Mortgage” means a Mortgage and Security Agreement, in substantially the form of Exhibit E, entered into by the Borrower and the

1006028216v17

Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Appraiser” shall mean (i) MBA, (ii) IBA, (iii) Ascend or (iv) any other independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day (which, if negative, shall be deemed to be 0% on such day) plus 0.50%, (b) the Prime Rate in effect on such day and (c) the LIBO Rate applicable to Eurodollar Borrowings denominated in Dollars for a one-month Interest Period on such day (or if such day is not a Business Day, the next preceding Business Day) plus 1%; provided, that for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) as an authorized vendor for the purpose of displaying such rates); provided, further, that, if such fluctuating rate shall be less than 2.0%, the Alternate Base Rate shall be deemed to be 2.0% for purposes of this Agreement. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate applicable to Eurodollar Borrowings denominated in Dollars shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate applicable to Eurodollar Borrowings denominated in Dollars, as the case may be.
“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to the Borrower or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.
“Applicable Margin” shall mean (a) for ABR Term Loans, 4.25% and (b) for Eurodollar Term Loans, 5.25%.
“Applicable Premium” shall mean, on any date with respect to any Term Loans incurred on the Closing Date being prepaid:

1006028216v17

(i) for any day during the period from the Closing Date to but excluding the first anniversary of the Closing Date, the excess (if any) of (A) the present value as of such date of all remaining required interest payments on such Term Loans being prepaid on such date through the first anniversary of the Closing Date (using the LIBO Rate that is determined for a three-month Interest Period commencing on such date and assuming such LIBO Rate remains the same for the entire period from the date of such prepayment to the first anniversary of the Closing Date), plus the present value as of such date of the principal amount of such Term Loans being prepaid, assuming a prepayment date of the first anniversary of the Closing Date, in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Term Loans being prepaid. For purposes of this definition, “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of prepayment to the first anniversary of the Closing Date;
(ii) for any day during the period from the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date, 102% of the principal amount of such Term Loans so prepaid; and
(iii) thereafter, zero.
“Appraisal” means (i) the Initial Appraisal and (ii) any other appraisal, dated the date of delivery thereof, prepared by (A) in the case of Aircraft or Engines, any Aircraft Appraiser, (B) in the case of FAA Slots, MBA or another independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent and (C) in the case of Intellectual Property, Andersen Tax LLC or another independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent, which certifies, at the time of determination, in reasonable detail the Appraised Value of Collateral, and (x) in the case of Aircraft or Engines, is a “desk-top” appraisal of the fair market value assuming half-life condition, except that any such equipment that is Stored shall have an assumed value of zero, (y) in the case of FAA Slots, whose methodology and form of presentation are consistent in all material respects with the methodology and form of presentation of the Initial Appraisal applicable to such type of Collateral and (z) in the case of any Collateral, which is addressed to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Appraised Value” shall mean, as of any date of determination, with respect to any Collateral (other than cash and Cash Equivalents pledged as Collateral), the aggregate fair market value of such Collateral as reflected in the most recent Appraisal delivered to the Administrative Agent in respect of such Collateral in accordance with this Agreement as of that date (for the avoidance of doubt, calculated after giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal), provided, that, the Appraised

1006028216v17

Value with respect to any Pledged Slots shall not include any value separately attributed to JFK JetBlue Synergy as presented in the Initial Appraisal (or the same or any similar, separately valued synergy concept in any subsequent appraisal); provided, further that:
(i) in the case of any Appraisal of Aircraft or Engines, (x) such Appraisal shall, at the Borrower’s expense, be prepared by three Aircraft Appraisers and (y) the Appraised Value of the applicable Aircraft or Engines shall be the average of the three Appraisals;
(ii) if any Pledged Slots at an airport have been added to or eliminated from the Collateral since the most recent Appraisal of the Pledged Slots at such airport and such Appraisal assigned differing Appraised Values to Pledged Slots at such airport based on criteria set forth therein, such added or eliminated Pledged Slots at such airport shall be assigned an Appraised Value in accordance with such criteria set forth in such Appraisal for purposes of determining the Appraised Value of all remaining Pledged Slots; and
(iii) if any new spare Engine added to the Collateral within 90 days after delivery from the manufacturer to Borrower is an Existing Engine Type, the initial Appraised Value for such new spare Engine shall be the higher of (x) the highest Appraised Value for any pledged spare Engines then included in the Collateral of such Existing Engine Type, determined using the most recent Appraisals delivered to the Administrative Agent in respect of the applicable pledged spare Engine, or (y) if the Borrower elects to provide new Appraisals with respect to any new spare Engine being added to the Collateral, the Appraised Value given to such new spare Engine in such initial Appraisals, in each case at the Borrower’s election.
“Approved Fund” shall have the meaning given such term in Section 10.02(b).
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Ascend” shall mean Ascend FG Advisory.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit C.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council

1006028216v17

of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
“Barclays” has the meaning set forth in the first paragraph of this Agreement.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its reasonable discretion.

1006028216v17

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:
(1)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or
(2) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:
(a)a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;
(b)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an

1006028216v17

insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.09 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.09.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:

1006028216v17

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Term Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Term Loans, a single Interest Period.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed; provided, however, that when used in connection with the borrowing or repayment of a Eurodollar Term Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering

1006028216v17

not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
(4)    Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;

1006028216v17

(5)    Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;
(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Change in Law” shall mean, after the Closing Date, (a) the adoption of any law, rule or regulation after the Closing Date (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel II or Basel III) or (b) compliance

1006028216v17

by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender through which Term Loans are maintained or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Borrower (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (B) any merger or consolidation of the Borrower with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
“Change of Control Offer” shall have the meaning given such term in Section 2.12(g).
“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) the assets and properties of the Grantors upon which Liens have been granted to the Administrative Agent to secure the Obligations, including without

1006028216v17

limitation the Initial Collateral and any Additional Collateral, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document, and (ii) the Collateral Proceeds Account, together with all amounts on deposit therein and all proceeds thereof.
“Collateral Coverage Ratio” shall mean, as of any date, the ratio of (i) the Collateral Value of the Eligible Collateral as of such date to (ii) the aggregate principal amount of the Term Loans then outstanding.
“Collateral Documents” shall mean, collectively, the Slot and Gate Security Agreement, the Intellectual Property Security Agreement, any Aircraft and Spare Engine Mortgage (if executed and delivered by the Borrower hereunder), the Account Control Agreements (if executed and delivered by the Borrower hereunder), and other agreements, instruments or documents that create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, in each case so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Material Adverse Effect” shall mean a material adverse effect on the value of the Collateral, taken as a whole.
“Collateral Proceeds Account” shall mean a segregated account or accounts held by or under the control of the Administrative Agent into which the Net Proceeds of any Collateral Sale or Recovery Event may be deposited in accordance with the provisions of this Agreement.
“Collateral Sale” shall mean any sale of Collateral or series of related sales or other dispositions for cash consideration (other than Permitted Dispositions) of Collateral having an aggregate Appraised Value in excess of $1,000,000.
“Collateral Sale Election Time” shall have the meaning given such term in Section 2.12(d).
“Collateral Sale Offer” shall have the meaning given such term in Section 2.12(d).
“Collateral Sale Prepayment Amount” shall mean, with respect to any Collateral Sale and each Lender, an amount equal to the product of (x)(i) the Term Loans then outstanding held by such Lender divided by (ii) the aggregate principal amount of Term Loans then outstanding held by each Lender that has elected to accept a Collateral Sale Offer multiplied by (y) the Net Proceeds Amount received by the relevant Grantor in connection with the underlying Collateral Sale.
“Collateral Sale Prepayment Date” shall have the meaning given such term in Section 2.12(d).
“Collateral Value” shall mean, as of any date of determination, the sum of:

1006028216v17

(a) 100% of the aggregate Appraised Value of (i) the Pledged Slots and Pledged Gate Leaseholds, (ii) the Pledged Intellectual Property, (iii) the Pledged Engines and (iv) the Pledged Aircraft, plus
(b) the sum of (i) 160% of the amount of cash and Cash Equivalents of the type described in clause (1) of the definition thereof pledged at such time as Collateral and (ii) 100% of the amount of Cash Equivalents of the type described in clauses (2) through (11) of the definition thereof pledged at such time as Collateral;
determined, in the case of clause (a) above, using the most recent Appraisal delivered to the Administrative Agent in respect of the applicable Collateral.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(a)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or
(b)if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (a) or clause (b) above is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.
“Core Collateral Failure” means an Event of Default arising by reason of a breach by the Borrower of Section 5.09(a)(8).
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period.
“Covered Entity” means any of the following:

1006028216v17

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, at any time, any Lender that has become, or has had its Parent Company become, the subject of a Bankruptcy Event or Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. If the Administrative Agent determines that a Lender is a Defaulting Lender, such Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.
“Disqualified Institution” shall mean any Person that is or becomes a competitor of the Borrower or is a vendor or manufacturer in respect of the Borrower and, in each case, is designated by the Borrower as such in a writing provided to the Administrative Agent prior to or after the Closing Date, including, in each case, reasonably identifiable Affiliates thereof, provided that, no retroactive effect will be given to any designation of any Person as a Disqualified Institution after the Closing Date.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of the Borrower that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees, or pledges any property or assets to secure, any Obligations or Junior Secured Debt.

1006028216v17

“DOT” shall mean the United States Department of Transportation and any successor thereto.
“Dutch Auction” shall mean an auction of Term Loans conducted pursuant to Section 10.02(g) to allow the Borrower to prepay Term Loans at a discount to par value and on a non-pro rata basis, in each case in accordance with the applicable Dutch Auction Procedures.
“Dutch Auction Procedures” shall mean, with respect to a purchase of Term Loans by the Borrower pursuant to Section 10.02(g), Dutch auction procedures as reasonably agreed upon by the Borrower and the Administrative Agent.
“Early Opt-in Election” means the occurrence of:

(1)
(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.09 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Aircraft” shall mean Airbus model A319, A220, A320 or A321 family aircraft or Embraer model 190 family aircraft, in each case that are owned by the Borrower or any other applicable Grantor and that are eligible for the benefits of Section 1110.
“Eligible Airport” means John F. Kennedy International Airport, LaGuardia Airport, Ronald Reagan Washington National Airport or any other airport located in the United States reasonably acceptable to the Administrative Agent.

1006028216v17

“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, (d) an Approved Fund of any Lender, (e) any other financial institution reasonably satisfactory to the Administrative Agent, and (f) solely with respect to assignments of Term Loans and solely to the extent permitted pursuant to Section 10.02(g), the Borrower; provided, that so long as no Event of Default has occurred and is continuing, “Eligible Assignee” shall not include any Disqualified Institution or any Affiliate of the Borrower (other than pursuant to Section 10.02(g)).
“Eligible Collateral” shall mean, on any date of determination, all Collateral on which the Administrative Agent shall, as of such date, have, to the extent purported to be created by the applicable Collateral Document, a valid and perfected first priority Lien and/or mortgage (or comparable Lien) and which is otherwise subject only to Permitted Liens.
“Eligible Engine” shall mean any Engine suitable for installation on an Eligible Aircraft or any other Engine reasonably acceptable to the Administrative Agent, in each case that are owned by the Borrower or any other applicable Grantor, that are not subject to a sublease, loan or similar arrangement, and that are eligible for the benefits of Section 1110.
“Engine” shall mean an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of such Engine, except a Propeller.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

1006028216v17

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Escrow Accounts” shall mean (1) accounts of the Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Borrower or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by the Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Term Loan or Borrowing, refers to whether such Term Loan, or the Term Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the LIBO Rate.
“Eurodollar Tranche” shall mean the collective reference to Eurodollar Term Loans made hereunder the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Loans shall originally have been made on the same day).
“Event of Default” shall have the meaning given such term in Section 7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means (a) each Subsidiary of the Borrower that is a captive insurance company and is prohibited from becoming a Guarantor pursuant to applicable rules and regulations and (b) any Loyalty Program Subsidiary (as defined in the Intellectual Property Security Agreement).
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any Loan Document, (a) any Taxes based on (or

1006028216v17

measured by) its net income, profits or capital, or any franchise taxes, imposed (i) by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document, or sold or assigned an interest in this Agreement or any Loan Document), (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Lender, any withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to deliver the documentation described in Section 2.16(f) or 2.16(g) and (e) any U.S. withholding Tax that is imposed by reason of FATCA.
“Existing Engine Type” shall have the meaning given to such term in Section 5.07.
“Extended Term Loan” shall have the meaning given to such term in Section 2.28(a).
“Extension” shall have the meaning given to such term in Section 2.28(a).
“Extension Amendment” shall have the meaning given to such term in Section 2.28(c).
“Extension Offer” shall have the meaning given to such term in Section 2.28(a).
“Extension Offer Date” shall have the meaning given to such term in Section 2.28(a).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FAA Slots” shall mean, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title

1006028216v17

14, Title 49 or other federal statutes now or hereinafter in effect; except for (a) the two “AIR-21” slots identified as such in the Initial Appraisal (and to which the Initial Appraisal ascribes zero value) and (b) after the Closing Date, any other non-transferable slot exemptions issued pursuant to 49 U.S.C. §§ 41714 or 41718 (or similarly non-transferable slot exemptions) acquired by the Borrower after the Closing Date.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Borrower (unless otherwise provided in this Agreement); provided that any such officer of the Borrower shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are substantively comparable thereto and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” shall mean, collectively, (i) that certain Structuring Fee Letter dated as of June 8, 2020 between the Borrower and Barclays Bank PLC and (ii) that certain Administrative Agent Fee Letter dated as of June 17, 2020 between the Borrower and Barclays Bank PLC.
“Fees” shall collectively mean the fees set forth in the Fee Letter and any other applicable fees set forth herein.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

1006028216v17

“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Gate Leasehold” means, at any time, all of the right, title, privilege, interest and authority, now held or hereafter acquired, of the Borrower or a Guarantor in connection with the right to use or occupy space in an airport terminal at any airport.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean the Borrower and any Guarantor that shall at any time pledge Collateral under a Collateral Document.
“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning given such term in Section 9.01(a).
“Guarantors” shall mean, collectively, each Domestic Subsidiary of the Borrower that becomes pursuant to Section 5.12, a party to the Guarantee contained in Section 9. As of the Closing Date, there are no Guarantors.
“Guaranty Obligations” shall have the meaning given such term in Section 9.01(a).
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are

1006028216v17

regulated pursuant to, or could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
“IATA” means the International Air Transport Association and any successor thereto.
“IBA” means International Bureau of Aviation.
“ICF” shall mean ICF International, Inc.
“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower for which (a) the assets of such Subsidiary constitute no more than 10.0% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01) and (b) the revenues of such Subsidiary account for no more than 10.0% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided that the total assets of all Immaterial Subsidiaries shall not exceed, in the aggregate, (x) 15.0% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01) or (y) 15.0% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided, further that (i) a Subsidiary will not be considered to be an Immaterial Subsidiary if it (1) directly or indirectly guarantees, or pledges any property or assets to secure, any Obligations or Junior Secured Debt or (2) owns any properties or assets that constitute Collateral and (ii) if one or

1006028216v17

more Subsidiaries of the Borrower becomes an Immaterial Subsidiary by operation of the preceding proviso, the Borrower shall be entitled from time to time, in its sole discretion, to designate in writing to the Administrative Agent one or more Subsidiaries of the Borrower as Subsidiaries that shall constitute “Material Subsidiaries” (and cease to be Immaterial Subsidiaries), so long as, after giving effect to such designation(s), all remaining Immaterial Subsidiaries meet the requirements of the preceding proviso and the Borrower has complied with the requirements of Section 5.12.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes imposed on or with respect to any payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document.
“Indemnitee” shall have the meaning given such term in Section 10.04(b).

1006028216v17

“Initial Appraisal” shall mean, collectively, (i) the appraisal of the Pledged Intellectual Property included in the Initial Collateral as of March 31, 2020 by Andersen Tax LLC and (ii) the appraisals of the Pledged Slots and Pledged Gate Leaseholds included in the Initial Collateral as of June 3, 2020 (with respect to John F. Kennedy International Airport) and June 4, 2020 (with respect to LaGuardia Airport and Ronald Reagan Washington National Airport), each by MBA, in each case delivered to the Administrative Agent by the Borrower pursuant to Section 4.01.
“Initial Collateral” means the Pledged Intellectual Property and Slots and Gate Leaseholds set forth on Annex B.
“Intellectual Property” means the “Brand” as defined in the Intellectual Property Security Agreement.
“Intellectual Property Security Agreement” means the Brand Security Agreement, in substantially the form of Exhibit F, entered into by the Borrower and the Administrative Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Intercreditor Agreement” shall mean an Agreement in substantially the form of Exhibit G hereto (with such changes as the Borrower and the Administrative Agent may agree to cure any ambiguity, omission, mistake, defect or inconsistency), or other form of intercreditor agreement reasonably acceptable to the Administrative Agent, the Required Lenders and the Borrower, entered into by the Borrower and the Administrative Agent.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” shall mean (a) as to any Eurodollar Term Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (b) as to any Eurodollar Term Loan having an Interest Period of more than three months, each day that is three months after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR Term Loans, the last Business Day of each March, June, September and December.
“Interest Period” shall mean, as to any Borrowing of Eurodollar Term Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Term Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months (or, if available to all applicable Lenders and agreed to by all Lenders, twelve months) thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end

1006028216v17

on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:
(a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and
(b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.
“Investments” means, with respect to any Person, all direct or indirect investments made by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“JetBlue” means JetBlue Airways Corporation, a Delaware corporation.
“Junior Lien Cap” means, as of any date of determination, the aggregate amount of Junior Secured Debt that may be incurred by the Borrower and any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Total Collateral Coverage Ratio shall be no less than 1.0 to 1.0.
“Junior Secured Debt” shall mean Indebtedness that is secured by a Lien on Collateral that is junior to the Liens securing the Obligations and permitted to be secured by a Lien on Collateral under Section 6.06.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“LIBO Rate” shall mean, for any Interest Period as to any Eurodollar Term Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate

1006028216v17

administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than 1.0%, the LIBO Rate shall be deemed to be 1.0% for purposes of this Agreement.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in clause (e) or (f) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries (excluding, for the avoidance of doubt, any cash or Cash Equivalents held in accounts subject to Account Control Agreements or otherwise then pledged to secure any other Indebtedness), (ii) the aggregate principal amount committed and available to be drawn by the Borrower and its Domestic Subsidiaries (taking into account all borrowing base limitations, collateral coverage requirements or other restrictions on borrowing availability) under all revolving credit facilities (including the Borrower’s existing revolving credit facilities) of the Borrower and its Domestic Subsidiaries and (iii) to the extent not being used to repay other Indebtedness, the scheduled net proceeds of any Capital Markets Offering of the Borrower or any of its Domestic Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof); provided, that any Liquidity contributed by Immaterial Subsidiaries that is in excess of 10% of the total Liquidity, and any amounts described in clauses (i) through (iii) that are held by any Receivables Subsidiary or Excluded Subsidiary, shall be excluded from the calculation of Liquidity.
“Loan Documents” shall mean this Agreement, the Collateral Documents, the Fee Letter, any Intercreditor Agreement and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent or any Lender, in each case, as the same may be amended, restated,

1006028216v17

modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Loan Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Term Loan in accordance with Section 2.03 in substantially the form of Exhibit D.
“Margin Stock” shall have the meaning given such term in Section 3.11(a).
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean (i) a material adverse effect on (a) the consolidated business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, or (c) the ability of the Borrower and the Guarantors, collectively, to pay the Obligations or (ii) a Collateral Material Adverse Effect.
“Material Indebtedness” shall mean Indebtedness of the Borrower or one or more Significant Subsidiaries (other than the Term Loans) outstanding under the same agreement in a principal amount exceeding $150,000,000.
“MBA” means Morten Beyer & Agnew.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Collateral” shall mean all of the “Collateral” as defined in the Aircraft and Spare Engine Mortgage (including as supplemented by any Mortgage Supplement).
“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of any Collateral Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Collateral Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Collateral Sale and incurred by the Borrower or a Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale or Recovery Event, taxes paid or payable as a result of the Collateral Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow.

1006028216v17

“Net Proceeds Amount” shall have the meaning given such term in Section 2.12(a).
“Non-Extending Lender” shall have the meaning given such term in Section 10.08(g).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Objection Notice” shall have the meaning given such term in Section 2.09(b).
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans, and all other obligations and liabilities of the Borrower to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower.
“Of Record” means, with respect to any Aircraft or Engine, as relating to any Lien, a Lien as to which a filing has been made with the applicable governmental authority or the International Registry and which is in effect in order to perfect such Lien.
“Other Taxes” shall mean any and all present or future court stamp, mortgage, intangible, recording, filing or documentary taxes or any other similar, charges or similar levies

1006028216v17

arising from any payment made hereunder or from the execution, performance, delivery, registration of or enforcement of this Agreement or any other Loan Document.
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Participant” shall have the meaning given such term in Section 10.02(d).
“Participant Register” shall have the meaning given such term in Section 10.02(d).
“Patriot Act” shall mean the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, or a reasonable extension of, the business in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.
“Permitted Disposition” shall mean any of the following:
(a)    the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(c)    [Reserved];
(d)    Dispositions of Collateral among the Grantors (including any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12); provided that:
(i)    such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the

1006028216v17

Administrative Agent for the benefit of the Secured Parties following such Disposition,
(ii)    concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents,
(iii)    concurrently therewith or promptly thereafter, the Administrative Agent, for the benefit of the Secured Parties, shall receive an Officer’s Certificate, with respect to the matters described in clauses (i) and (ii) hereof and, if reasonably requested by the Administrative Agent, an opinion of counsel to the Borrower (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent,
(iv)    concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12, such Person shall have complied with the requirements of Section 5.12(b), and
(v)    the preceding provisions of clauses (i) through (iv) shall not be applicable to any Disposition resulting from a merger or consolidation permitted by Section 6.10; and
(e)    (i) abandonment or return of Slots and Gate Leaseholds (x) that do not exceed, in the aggregate, 10% of the Appraised Value of the Pledged Slots as of the Closing Date; provided that such abandonment or return is (A) in connection with the downsizing of any hub or facility which does not materially and adversely affect the business of the Borrower and its Subsidiaries, taken as a whole, (B) in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of the Borrower and its Subsidiaries, taken as a whole or (C) reasonably determined by the Borrower to relate to Collateral of de minimis value or surplus to the Borrower’s needs or (y) that is required by the DOT, the FAA or other Governmental Authority and, in the case of any such abandonment or return under this clause (i), does not have a Collateral Material Adverse Effect,
(i)    exchange of FAA Slots in the ordinary course of business that in the Borrower’s reasonable judgment are of reasonably equivalent value (so long as the FAA Slots received in such exchange are concurrently pledged as Additional Collateral and constitute Eligible Collateral, and such exchange would not result in a Collateral Material Adverse Effect),
(ii)    the termination of leases or subleases or airport use or license agreements in the ordinary course of business to the extent such terminations do not have a Collateral Material Adverse Effect, or

1006028216v17

(iii)    any other lease or sublease of, or use or license agreements with respect to, assets and properties that constitute Slots or Gate Leaseholds in the ordinary course of business and swap agreements or similar arrangements with respect to Slots in the ordinary course of business and which lease, sublease, use or license agreement or swap agreement or similar arrangement (A) has a term of one year or less, or does not extend beyond two comparable IATA traffic seasons (and contains no option to extend beyond either of such periods), (B) has a term (including any option period) longer than allowed in clause (A); provided, however, that (x) in the case of each transaction pursuant to this clause (B), an Officer’s Certificate is delivered to the Administrative Agent concurrently with or promptly after the applicable Grantor’s entering into any such transaction that (i) immediately after giving effect to such transaction the Collateral Coverage Ratio (excluding, for purposes of calculating such ratio, the proceeds of such transaction and the intended use thereof) would be no less than 1.6 to 1.0, (ii) the Administrative Agent’s Liens on Collateral subject to such lease, sublease, use, license agreement or swap or similar arrangement are not materially adversely affected (it being understood that no Permitted Lien shall be deemed to have such an effect) and (iii) no Event of Default exists at the time of such transaction, and (y) immediately after giving effect to any transaction pursuant to this clause (B), the aggregate Appraised Value of Collateral subject to transactions covered by this clause (B) shall not exceed $30,000,000, (C) is for purposes of operations by another airline operating under a brand associated with the Borrower or otherwise operating routes at the Borrower’s direction under a code share agreement, capacity purchase agreement, pro-rate agreement or similar arrangement between such airline and the Borrower or (D) is subject and subordinated to the rights (including remedies) of the Administrative Agent under the applicable Collateral Documents on terms reasonably satisfactory to the Administrative Agent;
(f)    the lease or sublease of assets and properties in the ordinary course of business; provided that, the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Administrative Agent under the applicable Collateral Document on terms reasonably satisfactory to the Administrative Agent; and
(g)    Licenses, sublicenses and similar transactions of Intellectual Property entered into in each case on a non-exclusive basis and in the ordinary course of business, including for the purposes described in clause (e)(iv)(C) above, provided, that all licenses, sublicenses, transactions consummated in reliance on this clause (g) would not, in the good faith judgment of any Responsible Officer of the Borrower, materially adversely affect the Appraised Value of any Intellectual Property.
“Permitted Liens” means:
(1)    Liens held by the Administrative Agent securing the Obligations;
(2)    Liens securing Junior Secured Debt in an aggregate principal amount (as of the date of incurrence of any such Junior Secured Debt and after

1006028216v17

giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Junior Lien Cap, provided that such Liens shall (x) rank junior to the Liens in favor of the Administrative Agent securing the Obligations and (y) be subject to an Intercreditor Agreement;
(3)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(4)    Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(5)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(6)    Liens created for the benefit of (or to secure) the Obligations or any Guaranty Obligations;
(7)    (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Collateral Proceeds Account;
(8)    licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Administrative Agent pursuant to the Collateral Documents, and in each case, would not result in a Collateral Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;
(9)    salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral, if any;
(10)    in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing; and

1006028216v17

(11)    Liens on Collateral permitted under the Collateral Document granting a Lien on such Collateral.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Pledged Aircraft” means, as of any date, the Eligible Aircraft included in the Collateral as of such date.
“Pledged Cash and Cash Equivalents” means, as of any date, the amount of cash and Cash Equivalents included in the Collateral as of such date.
“Pledged Engines” means, as of any date, the Eligible Engines included in the Collateral as of such date.
“Pledged Gate Leaseholds” means, as of any date, the Gate Leaseholds included in the Collateral as of such date.
“Pledged Intellectual Property” means, as of any date, the Intellectual Property included in the Collateral as of such date
“Pledged Slots” means, as of any date, the Slots included in the Collateral as of such date.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)
“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Propeller” shall mean any propeller, including any part, appurtenance, and accessory of a propeller.
“Put Exposure” means, as the context may require (i) the principal amount of Term Loans that Lenders have elected be prepaid, discharged and terminated, respectively, pursuant to Section 2.12(d) in response to a Collateral Sale Offer or (ii) the principal amount of Term Loans that Lenders have elected be prepaid, discharged and terminated, respectively, pursuant to Section 2.12(g) in response to a Change of Control Offer.

1006028216v17

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.20.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
“Qualified Replacement Assets” means with respect to any Collateral Sale or Recovery Event, assets that are of the same type as those subject to such Collateral Sale or Recovery Event.
“Receivables Subsidiary” means a Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Borrower or any Subsidiary of the Borrower (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Borrower or any Subsidiary of the Borrower (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, and (ii) fees payable in the ordinary course of business in

1006028216v17

connection with servicing accounts receivable and (c) with which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding, in each case relating to total loss of any Collateral, or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Administrative Agent, if applicable).
“Refinanced Term Loans” shall have the meaning given to such term in Section 10.08(e).
“Refinancing Amendment” shall have the meaning given to such term in Section 10.08(e).
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Remaining Collateral Proceeds” shall have the meaning given such term in Section 2.12(d).
“Replacement Term Loan” shall have the meaning given to such term in Section 10.08(e).

1006028216v17

“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the total outstanding principal balance of Term Loans. The outstanding Term Loans of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means an Officer.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to the Borrower or another Subsidiary of the Borrower, and (2) an issuance of directors’ qualifying shares.
“Sanctioned Country” means, at any time, a country, territory or region which is itself the subject or target of any Sanctions, which as of the Closing Date include Crimea, Cuba, Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, (a) a Person which is subject or target of any Sanctions or (b) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“SEC” shall mean the United States Securities and Exchange Commission.
“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.
“Secured Parties” shall mean the Administrative Agent and the Lenders.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Significant Subsidiary” means any Subsidiary of the Borrower that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.
“Slot” means any FAA Slot.
“Slot and Gate Security Agreement” means the Slot and Gate Security Agreement, in substantially the form of Exhibit A, entered into by the Borrower and the Administrative

1006028216v17

Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Term Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in reserve percentage.
“Stored” shall mean, as to any Aircraft or Engine, that such Aircraft or Engine has been stored (a) with a low expectation of a return to service within the one year following commencement of such storage and (b) in a manner intended to minimize the rate of environmental degradation of the structure and components of such Aircraft or Engine (as the case may be) during such storage.
“Subsidiary” shall mean, with respect to any Person
(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

1006028216v17

(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Term Loan” shall have the meaning set forth in Section 2.01(a).
“Term Loan Commitment” shall mean the commitment of each Lender to make Term Loans on the Closing Date hereunder in an aggregate principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite its name in Annex A hereto. The aggregate amount of the Term Loan Commitments as of the Closing Date is $750,000,000.
“Term Loan Maturity Date” shall mean, with respect to (a) Term Loans that have not been extended pursuant to Section 2.28, June 17, 2024, and (b) Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Lenders (as the same may be further extended pursuant to Section 2.28).
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” shall mean the earlier to occur of (a) the Term Loan Maturity Date and (b) the acceleration of the Term Loans in accordance with the terms hereof.
“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Total Collateral Coverage Ratio” shall mean the ratio of (i) the aggregate Appraised Value of all Eligible Collateral plus the Pledged Cash and Cash Equivalents to (ii) the sum, without duplication, of (x) the aggregate principal amount of the Term Loans then outstanding, plus (y) the aggregate outstanding principal amount of Junior Secured Debt.

1006028216v17

“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Administrative Agent and/or the Administrative Agent for the benefit of the Secured Parties, the borrowing of the Term Loans and the use of the proceeds thereof.
“Type”, when used in reference to any Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“Use or Lose Rule” shall mean with respect to FAA Slots, the terms of 14 C.F.R. Section 93.227 or other applicable utilization requirements issued by the FAA, other Governmental Authorities or any Airport Authorities.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withholding Agent” shall mean the Borrower, a Guarantor and the Administrative Agent.

1006028216v17

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Responsible Officer.
Section 1.03.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith

1006028216v17

any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
Section 1.04.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law with respect to any Person that is a limited liability company formed under Delaware law (or any comparable event under the applicable laws of any other relevant jurisdiction): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence as a result of such division or plan of division (or such other comparable event), such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.01.    Commitments of the Lenders.
(a)    Term Loan Commitments. Each Lender severally, and not jointly with the other Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make a term loan denominated in Dollars (each, a “Term Loan” and collectively, the “Term Loans”) to the Borrower on the Closing Date in an aggregate principal amount not to exceed the Term Loan Commitment of such Lender. Term Loans borrowed hereunder and subsequently repaid or prepaid may not be reborrowed. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding by such Lender of the Term Loan to be made by it on such date.
(b)    Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Term Loans or Eurodollar Term Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Term Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms of this Agreement.
(c)    Amount of Borrowing. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time.
(d)    Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any

1006028216v17

Borrowing of a Term Loan if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date.
Section 2.02.    [Reserved].
Section 2.03.    Requests for Term Loans.
(a)    Unless otherwise agreed to by the Administrative Agent in connection with making the initial Term Loans, to request Term Loans on the Closing Date, the Borrower shall notify the Administrative Agent of such request by hand or by facsimile delivery of a written Loan Request (A) in the case of a Eurodollar Term Loan, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Term Loan and (B) in the case of an ABR Term Loan, not later than 5:00 p.m., New York City time, on the Business Day prior to the proposed Term Loan. Each such written Loan Request shall specify the following information in compliance with Section 2.01(a):
(i)    the aggregate amount of the requested Term Loan (which shall comply with Section 2.01(c));
(ii)    the date of such Term Loan, which shall be a Business Day;
(iii)    whether such Term Loan is to be an ABR Term Loan or a Eurodollar Term Loan; and
(iv)    in the case of a Eurodollar Term Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Term Loan is specified, then the requested Term Loan shall be an ABR Term Loan. If no Interest Period is specified with respect to any requested Eurodollar Term Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)    Promptly following receipt of a Loan Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Term Loan.
Section 2.04.    Funding of Term Loans.
(a)    Each Lender shall make each Term Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 1:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Term Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Loan Request.

1006028216v17

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (1) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (2) in the case of the Borrower, the interest rate otherwise applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Term Loan included in such Borrowing.
Section 2.05.    Interest Elections.
(a)    The Borrower may elect from time to time to (i) convert ABR Term Loans to Eurodollar Term Loans, (ii) convert Eurodollar Term Loans to ABR Term Loans, provided that any such conversion of Eurodollar Term Loans may be made only on the last day of an Interest Period with respect thereto or (iii) continue any Eurodollar Term Loan as such upon the expiration of the then current Interest Period with respect thereto.
(b)    To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election in writing (i) in the case of a conversion of ABR Term Loans to Eurodollar Term Loans under Section 2.05(a)(i), not later than 12:00 p.m., New York City time, three (3) Business Days (or, with respect to the initial Borrowing of Term Loans, two (2) Business Days) prior to the date of the requested conversion, (ii) in the case of a continuation of Eurodollar Term Loans under Section 2.05(a)(iii), not later than 12:00 p.m., New York City time, three (3) Business Days prior to the expiration of the then current Interest Period with respect thereto and (iii) in the case of a conversion of Eurodollar Term Loans to ABR Term Loans under Section 2.05(a)(ii), not later than 10:00 a.m., New York City time, on the expiration date of the then current Interest Period with respect thereto.
(c)    Each written Interest Election Request shall specify the following information in compliance with Section 2.01:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

1006028216v17

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one month Eurodollar Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.06.    Limitation on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Term Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Term Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.
Section 2.07.    Interest on Term Loans.
(a)    Subject to the provisions of Section 2.08, each ABR Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of Section 2.08, each Eurodollar Term Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the LIBO Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Accrued interest on all Term Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date with respect to such Term Loans and

1006028216v17

thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any Eurodollar Term Loan to an ABR Term Loan, accrued interest on such Term Loan shall be payable on the effective date of such conversion.
Section 2.08.    Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Term Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is applicable, a year of 365 days or 366 days in a leap year) equal to (a) with respect to the principal amount of any Term Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the rate applicable for ABR Term Loans plus 2.0%.
Section 2.09.    Alternate Rate of Interest.
(a)     In the event, and on each occasion, that on the date that is two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Term Loan, the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower and the Lenders and, subject to clause (b) below, until the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Borrowing of Eurodollar Term Loans hereunder (including pursuant to a refinancing with Eurodollar Term Loans and including any request to continue, or to convert to, Eurodollar Term Loans) shall be deemed a request for a Borrowing of ABR Term Loans.
(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders (an “Objection Notice”); provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No

1006028216v17

replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.09(b) will occur prior to the applicable Benchmark Transition Start Date.
(c)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.
(e)    Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.09 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.09.
(f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon One-Month LIBOR will not be used in any determination of ABR.
Section 2.10.    Repayment of Term Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Lender the then unpaid principal amount of each Term Loan then outstanding on the Termination Date applicable to such Term Loan. The principal amounts of the Term Loans funded on the Closing Date shall be repaid in consecutive quarterly installments of an aggregate amount equal to 1.25% of the original aggregate principal amount thereof, on the last Business Day of each March, June, September and December prior to the date set forth in clause (a) of the definition of “Term Loan Maturity Date”, commencing with the last Business Day of the first full fiscal quarter after the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.12 and 2.13).

1006028216v17

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.
Section 2.11.    [Reserved].
Section 2.12.    Mandatory Prepayment of Term Loans; Change of Control Offer.
(a)    Within five (5) Business Days of the Borrower or any of its Subsidiaries receiving any Net Proceeds as a result of a Collateral Sale or Recovery Event in respect of Collateral, the Borrower shall deposit cash in an amount (the “Net Proceeds Amount”) equal to the amount of such received Net Proceeds into the Collateral Proceeds Account that is maintained with the Administrative Agent for such purpose and subject to an Account Control Agreement and thereafter such Net Proceeds Amount shall be applied in accordance with the requirements of (x) Section 2.12(d) in the case of any Net Proceeds received in connection with a Collateral Sale and (y) Section 2.12(c) in the case of any Net Proceeds received in connection with a Recovery Event; provided that (i) the Borrower may use such Net Proceeds Amount to replace any Collateral subject to a Recovery Event with Qualified Replacement Assets or repair the assets which are the subject of such Recovery Event within 365 days after such deposit is made, (ii) all such Net Proceeds Amounts received in connection with a Recovery Event, at the option of the Borrower at any time, may be applied in accordance with the requirements of Section 2.12(c), and (iii) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent in accordance with Section 2.12(c); provided further that the failure to be in compliance with Section 6.09(a) shall not prevent the release of any Net Proceeds Amount in connection with any repair or replacement of assets permitted hereunder so long as no decrease in the Collateral Coverage Ratio will result therefrom.
(b)    The Borrower shall prepay the Term Loans when and in an amount necessary to comply with Section 6.09.

1006028216v17

(c)    The application of any prepayment pursuant to this Section 2.12 shall be made, first, to ABR Term Loans and, second, to Eurodollar Term Loans.
(d)    Unless otherwise prepaid in accordance with Section 2.12 or 2.13 hereof, and subject to the next sentence, upon the occurrence of a Collateral Sale, each Lender shall have the right to require the Borrower to prepay Term Loans in an amount equal to such Lender’s Collateral Sale Prepayment Amount, plus accrued and unpaid interest, if any, to the date of prepayment in accordance with this Section 2.12.
(i)    Within three (3) Business Days following the occurrence of any Collateral Sale, the Borrower shall provide a written notice to the Administrative Agent and each Lender containing the following information (such notice, a “Collateral Sale Offer”):
(A)    that a Collateral Sale has occurred and that such Lender has the right to require the Borrower to repay such Lender’s Term Loans in an amount equal to such Lender’s Collateral Sale Prepayment Amount at a prepayment price in cash equal to 100%, plus accrued and unpaid interest to the date of purchase;
(B)    the date of prepayment (the “Collateral Sale Prepayment Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(C)    a statement that any Lender wishing to have its Term Loans repaid pursuant to such Collateral Sale Offer must comply with Section 2.12(d)(ii).
A Collateral Sale Offer may be made in advance of a Collateral Sale, and conditioned upon such Collateral Sale occurring, if a definitive agreement is in place for the Collateral Sale at the time of making the Collateral Sale Offer.
(ii)    In order to accept any Collateral Sale Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to 12:00 noon, New York time, on two Business Days prior to the Collateral Sale Prepayment Date with respect to such Collateral Sale Offer (the “Collateral Sale Election Time”) of such Lender’s election to require the Borrower to prepay Lender’s Term Loans pursuant to such Collateral Sale Offer (which, in the case of any election to require less than all of such Lender’s Term Loans in an amount equal to such Lender’s Collateral Sale Prepayment Amount), and shall specify the amount of such Lender’s Term Loans which such Lender requests be prepaid in such Collateral Sale Offer. In order to validly withdraw any election with respect to any Put Exposure in any Collateral Sale Offer, the Lender holding such Put Exposure shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to the Collateral Sale Election Time of such Lender’s election to withdraw such Put Exposure from such Collateral Sale Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Exposure prepaid, discharged or terminated in such Collateral Sale Offer and shall state that such election is withdrawn. The Administrative Agent shall from time to

1006028216v17

time, upon request by the Borrower, advise the Borrower of the amount of Put Exposure with respect to any Collateral Sale Offer.
(iii)    If as of the Collateral Sale Election Time there is any Put Exposure as to which the election to accept the Collateral Sale Offer has not been withdrawn pursuant to Section 2.12(d)(ii), prior to 1:00 p.m., New York City time, on the Collateral Sale Prepayment Date the Borrower shall pay to the Administrative Agent the aggregate amount payable with respect to such Put Exposure pursuant to Section 2.12(d)(i)(A). The Administrative Agent shall apply such funds to repay the Term Loans included in such Put Exposure.
(iv)    If any portion of the Net Proceeds Amount remains on deposit in the Collateral Proceeds Account following a proposed Collateral Sale Prepayment Date (the “Remaining Collateral Proceeds”), the Borrower may (i) prepay Term Loans in accordance with Section 2.13 with such Remaining Collateral Proceeds or (ii) acquire Qualified Replacement Assets with such Remaining Collateral Proceeds or (iii) request the release of such Remaining Collateral Proceeds pursuant to Section 6.09(c).
(e)    Upon the Termination Date applicable to any Term Loans, the Borrower shall repay such Term Loans in full.
(f)    All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid Fees and any losses, costs and expenses, as more fully described in Section 2.15 hereof.
(g)    Unless otherwise prepaid in accordance with Section 2.12 or 2.13 hereof, and subject to the next sentence, upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or part of such Lender’s Term Loans at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment in accordance with this Section 2.12. Notwithstanding the foregoing, the Borrower shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if, upon direction of the Borrower, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.12(g) applicable to a Change of Control Offer made by the Borrower and purchases all Term Loans validly surrendered and not withdrawn under such Change of Control Offer and the Borrower otherwise complies with this Section 2.12(g).
(i)    Within 30 days following the occurrence of any Change of Control, the Borrower shall provide a written notice to the Administrative Agent and each Lender containing the following information (such notice, a “Change of Control Offer”):
(A)    that a Change of Control has occurred and that such Lender has the right to require Borrower to repay such Lender’s Term Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase;

1006028216v17

(B)    the date of prepayment (the “Prepayment Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(C)    a statement that any Lender wishing to have its Term Loans repaid pursuant to such Change of Control Offer must comply with Section 2.12(g)(ii).
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(ii)    In order to accept any Change of Control Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to 12:00 noon, New York time, on the Business Day next preceding the Prepayment Date with respect to such Change of Control Offer (the “Election Time”) of such Lender’s election to require the Borrower to prepay all or a specified portion of such Lender’s Term Loans pursuant to such Change of Control Offer (which, in the case of any election to require less than all of such Lender’s Term Loans to be prepaid in such Change of Control Offer, shall be, taken together, in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and the principal amount of such Lender’s Term Loans to be prepaid shall be in the same proportion of such Lender’s total Term Loans), and shall specify the amount of such Lender’s Term Loans which such Lender requests be prepaid in such Change of Control Offer. In order to validly withdraw any election with respect to any Put Exposure in any Change of Control Offer, the Lender holding such Put Exposure shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to the Election Time of such Lender’s election to withdraw such Put Exposure from such Change of Control Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Exposure prepaid, discharged or terminated in such Change of Control Offer and shall state that such election is withdrawn. The Administrative Agent shall from time to time, upon request by the Borrower, advise the Borrower of the amount of Put Exposure with respect to any Change of Control Offer.
(iii)    If as of the Election Time there is any Put Exposure as to which the election to accept the Change of Control Offer has not been withdrawn pursuant to Section 2.12(g)(ii), prior to 1:00 p.m., New York City time, on the Prepayment Date the Borrower shall pay to the Administrative Agent the aggregate amount payable with respect to such Put Exposure pursuant to Section 2.12(g)(i)(A). The Administrative Agent shall apply such funds to repay the Term Loans included in such Put Exposure.
Section 2.13.    Optional Prepayment of Term Loans.
(a)    The Borrower shall have the right, at any time and from time to time, to prepay any Term Loans, in whole or in part, (i) with respect to Eurodollar Term Loans, upon written or facsimile notice, in any case received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Term Loans, upon

1006028216v17

written or facsimile notice received by 1:00 p.m., New York City time, one Business Day prior to the proposed date of prepayment; provided that ABR Term Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000 in the case of Eurodollar Term Loans and integral multiples of $1,000,000 in the case of ABR Term Loans, (B) no prepayment of Eurodollar Term Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a Eurodollar Tranche shall result in the aggregate principal amount of the Eurodollar Term Loans remaining outstanding pursuant to such Eurodollar Tranche being less than $1,000,000.
(b)    Any prepayments under Section 2.13(a) shall be applied to repay the outstanding Term Loans of the Lenders as the Borrower shall specify until all Term Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon). All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 hereof.
(c)    Each notice of prepayment shall specify the prepayment date, the principal amount of the Term Loans to be prepaid and, in the case of Eurodollar Term Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Term Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Term Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
(d)    Notwithstanding anything herein to the contrary, prior to the second anniversary of the Closing Date, in the event of any optional prepayments of the Term Loans incurred on the Closing Date made pursuant to Section 2.13(a), the Borrower shall pay to the applicable Lenders with respect to such Term Loans the Applicable Premium (if any) with respect to the Term Loans so prepaid.
Section 2.14.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)); or

1006028216v17

(ii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Term Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any Eurodollar Term Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any Eurodollar Term Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Eurodollar Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts, in each case as documented by such Lender to the Borrower as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.
(c)    Solely to the extent arising from a Change in Law, the Borrower shall pay to each Lender (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Term Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the funding of the Eurodollar Term Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Term Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Term Loan, provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent, and which notice shall specify the Statutory Reserve Rate, if any, applicable to such Lender) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

1006028216v17

(d)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(f)    The Borrower shall not be required to make payments under this Section 2.14 to any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally, (B) the claim arises out of a voluntary relocation by such Lender of its applicable Lending Office (it being understood that any such relocation effected pursuant to Section 2.18 is not “voluntary”), or (C) such Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.
(g)    Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Closing Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change in Law; provided however, that any determination by a Lender of amounts owed pursuant to this Section 2.14 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice.
Section 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Term Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurodollar Term Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment (or reallocation) of any Eurodollar Term Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined in good faith by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such

1006028216v17

Term Loan had such event not occurred, at the applicable rate of interest for such Term Loan (excluding, however the Applicable Margin included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.
Section 2.16.    Taxes.
(a)    Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions for any Indemnified Taxes or Other Taxes (including deductions for any Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.16), the Administrative Agent, Lender or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    In addition, the Borrower or any Guarantor, as applicable, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of or withheld or deducted from payments owing to the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

1006028216v17

(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent (to the extent the Administrative Agent has not been reimbursed by the Borrower) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(f)    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; provided that a Foreign Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Foreign Lender is not legally able to deliver.
(g)    (1) Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(i)    two (2) duly executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(ii)    two (2) duly executed originals of Internal Revenue Service Form W-8ECI,
(iii)    two (2) duly executed originals of Internal Revenue Service Form W-8IMY, together with applicable attachments,
(iv)    in the case of a Foreign Lender claiming the benefits of exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section

1006028216v17

881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) two (2) duly executed originals of the Internal Revenue Service Form W-8BEN or W-8BEN-E, or
(v)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax and reasonably requested by the Borrower or the Administrative Agent to permit the Borrower to determine the withholding or required deduction to be made.
A Foreign Lender shall not be required to deliver any form or statement pursuant to this Section 2.16(g) that such Foreign Lender is not legally able to deliver.
(2)    Any Lender that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such Lender is entitled to an exemption from United States backup withholding tax.
(3)    If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(h)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid and as to which it has been indemnified by the Borrower or a Guarantor or with respect to which the Borrower or a Guarantor has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the

1006028216v17

relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
Section 2.17.    Payments Generally; Pro Rata Treatment.
(a)    The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 2.15, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 745 7th Avenue, New York, New York 10019, pursuant to wire instructions to be provided by the Administrative Agent, except that payments pursuant to Sections 2.14, 2.15 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Lenders and towards payment of interest then due on account of the Term Loans, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of principal of the Term Loans.
(c)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to

1006028216v17

repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), 2.04(b), 8.04 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18.    Mitigation Obligations; Replacement of Lenders.
(a)    If the Borrower is required to pay any additional amount to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrower or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16.
(b)    If, after the date hereof, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) prepay such Lender’s outstanding Term Loans or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrower; provided that (i) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.

1006028216v17

Section 2.19.    Certain Fees. The Borrower shall pay to the Administrative Agent the fees set forth in the Fee Letter, at the times set forth therein.
Section 2.20.    [Reserved].
Section 2.21.    [Reserved].
Section 2.22.    Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, as provided herein and in the fee letters described in Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.23.    Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender (or any of such banking Affiliates) and the Administrative Agent agrees promptly to notify the Borrower after any such set-off and application made by it (or any of its banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.
Section 2.24.    [Reserved].
Section 2.25.    Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.26.    [Reserved].
Section 2.27.    [Reserved].
Section 2.28.    Extension of Term Loans.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all

1006028216v17

Lenders holding Term Loans with a like maturity date, on a pro rata basis (based on the aggregate Term Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the scheduled maturity date with respect to all or a portion of any outstanding principal amount of such Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans, as so extended, as well as the original Term Loans not so extended, being a “tranche”, and any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied:
(i)     no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders (the “Extension Offer Date”),
(ii)     except as to interest rates, fees, scheduled amortization payments of principal and final maturity (which shall be set forth in the relevant Extension Offer), the Term Loan of any Lender that agrees to an Extension with respect to such Term Loan extended pursuant to an Extension (an “Extended Term Loan”) shall be a Term Loan with the same terms as the original Term Loans; provided that (1) the permanent repayment of Extended Term Loans after the applicable Extension date shall be made on a pro rata basis with all other Term Loans, except that the Borrower shall be permitted to permanently repay any such tranche on a better than pro rata basis as compared to any other tranche with a later maturity date than such tranche, (2) assignments and participations of Extended Term Loans shall be governed by the same assignment and participation provisions applicable to Term Loans, and (3) at no time shall there be Term Loans hereunder (including Extended Term Loans and any original Term Loans) which have more than five different maturity dates,
(iii)     [reserved],
(iv)     [reserved],
(v)     all documentation in respect of such Extension shall be consistent with the foregoing, and
(vi)     any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or Section 2.13 and (ii) each Extension Offer shall specify the minimum amount of Term Loans to be tendered, which shall be a minimum amount

1006028216v17

approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.12, 2.17 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.
(c)    The consent of the Administrative Agent shall be required to effectuate any Extension, such consent not to be unreasonably withheld. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.28.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Term Loans hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:
Section 3.01.    Organization and Authority. Each of the Borrower and the Guarantors (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.

1006028216v17

Section 3.02.    Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
Section 3.03.    Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent documentation) of the Borrower or any of the Guarantors, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantors which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of the other Grantors other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Loan Document to which the Borrower or a Guarantor is a party has been duly executed and delivered by the Borrower and each of the Guarantors party thereto. This Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party, each is a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

1006028216v17

Section 3.04.    Statements Made.
(a)    The written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10-K for 2019 of the Borrower filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2019, by the Borrower, with the SEC (as amended), taken as a whole as of the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward-looking information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)    The Annual Report on Form 10-K of the Borrower most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of the Borrower filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 3.05.    Financial Statements; Material Adverse Change.
(a)    The audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, included in the Borrower’s Annual Report on Form 10-K for 2019 filed with the SEC, as amended, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such date and for such period.
(b)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for 2019 or any subsequent report filed by the Borrower on Form 10-Q or Form 8-K with the SEC, since December 31, 2019, there has been no Material Adverse Change.
Section 3.06.    Ownership of Subsidiaries. As of the Closing Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of the Borrower, (b) Schedule 3.06 correctly identifies whether such Subsidiary is a Guarantor, an Excluded Subsidiary, a Receivables Subsidiary or Immaterial Subsidiary and (c) the Borrower owns no other Subsidiaries, whether directly or indirectly.
Section 3.07.    Liens. There are no Liens of any nature whatsoever on any Collateral other than Permitted Liens.
Section 3.08.    Use of Proceeds. The proceeds of the Term Loans shall be used for working capital or other general corporate purposes of the Borrower and its Subsidiaries

1006028216v17

(including the repayment of indebtedness and the payment of fees and transaction costs as contemplated hereby and as referred to in Section 2.19).
Section 3.09.    Litigation and Compliance with Laws.
(a)    Except as disclosed in the Borrower’s Annual Report on Form 10-K for 2019 or any subsequent report filed by the Borrower on Form 10-Q or Form 8-K with the SEC since December 31, 2019, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.
Section 3.10.    FAA Slot Utilization.
(a)    As of the Closing Date, all of the Pledged Slots held by the Borrower and the other Grantors constituting Collateral are FAA Slots.
(b)    Except for matters which would not reasonably be expected to have a Material Adverse Effect, the Borrower and the other Grantors, as applicable, are utilizing, or causing to be utilized, their respective Pledged Slots (except Pledged Slots which are reasonably determined by the Borrower to be of de minimis value or surplus to the Borrower’s needs) in a manner consistent in all material respects with applicable rules, regulations, laws and contracts in order to preserve both their respective right to hold and operate the Pledged Slots, taking into account any waivers or other relief granted to the Borrower or any Guarantor by the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities. Neither the Borrower nor any Guarantor has received any written notice from the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities, or is otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its respective right to hold and operate any Pledged Slot, except for any such impairment that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

1006028216v17

Section 3.11.    Margin Regulations; Investment Company Act.
(a)    Neither the Borrower nor any Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Term Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)    Neither the Borrower nor any Guarantor is, or after the making of the Term Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Term Loan, nor the application of the proceeds of any Term Loan or repayment of any Term Loan by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.
Section 3.12.    Ownership of Collateral. (a) Schedule I to the Slot and Gate Security Agreement identifies each of the FAA Slots held by the Borrower and its Subsidiaries as of the Closing Date, and the Borrower and its Subsidiaries hold (directly or indirectly) no other FAA Slots as of the Closing Date and (b) each Grantor has good title to the Collateral owned by it, free and clear of all Liens other than Permitted Liens.
Section 3.13.    Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Initial Collateral as of the Closing Date, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (b) the other conditions set forth in Annex B have been satisfied, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.13).
Section 3.14.    Payment of Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings or (b) the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

1006028216v17

Section 3.15.    Anti-Corruption Laws and Sanctions. Borrower has implemented and maintains in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Borrower, any of its Subsidiaries or to the knowledge of Borrower any of their respective directors or officers is a Sanctioned Person.
SECTION 4.

CONDITIONS OF LENDING
Section 4.01.    Conditions Precedent to Closing. This Agreement and the obligation of the Lenders to make the Term Loans shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent):
(a)    Supporting Documents. The Administrative Agent shall have received with respect to the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent:
(i)    a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;
(ii)    a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation or formation and the by-laws or limited liability company or other operating agreement (as the case may be) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of Liens contemplated hereby and by the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and

1006028216v17

(iii)    an Officer’s Certificate from the Borrower certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents as though made on the Closing Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes an Event of Default.
(b)    Credit Agreement. Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)    Opinions of Counsel. The Administrative Agent and the Lenders shall have received:
(i)    a written opinion of Brandon Nelson, General Counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(ii)    a written opinion of Debevoise & Plimpton LLP, special New York counsel to the Borrower and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(iii)    a written opinion of Milbank LLP, special New York counsel to the Administrative Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent; and
(iv)    a written opinion of Baker McKenzie LLP, special FAA regulatory counsel to the Borrower and the Guarantors, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(d)    [Reserved].
(e)    Initial Appraisal; Collateral Coverage Ratio. The Borrower shall have delivered a copy of each Initial Appraisal to the Administrative Agent and the Lenders, and the Initial Appraisals shall demonstrate that, at the time the Lenders make the Term Loans on the Closing Date and after giving effect thereto, the Borrower and the Guarantors shall be in compliance on a pro forma basis with Section 6.09(a).
(f)    Consents. All material governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.

1006028216v17

(g)    Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Closing Date shall be true and correct as of the Closing Date.
(h)    No Event of Default. Before and after giving effect to the Transactions, no Event of Default shall have occurred and be continuing on the Closing Date.
(i)    Patriot Act. The Lenders shall have received at least five (5) days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested from the Borrower or a Guarantor prior to such date.
(j)    Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to the borrowing of the Term Loans on the Closing Date.
(k)    Security Agreements and Other Documentation Relating to Collateral. The additional conditions set forth on Annex B hereto with respect to the Initial Collateral shall have been satisfied or waived on or prior to the Closing Date.
(l)    Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, including as referred to in Section 2.19, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank LLP) for which invoices were presented at least one Business Day prior to the Closing Date, or the Borrower shall have authorized that such Fees and expenses be deducted from the proceeds of the funding of the Term Loans on the Closing Date.
The acceptance by the Borrower of each of the Term Loans hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.01 have been satisfied at that time. The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
SECTION 5.

AFFIRMATIVE COVENANTS
From the Closing Date and for so long as the principal of or interest on any Term Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.01.    Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent on behalf of the Lenders:

1006028216v17

(a)    Within ninety (90) days after the end of each fiscal year, the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;
(b)    Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the SEC its Quarterly Report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;
(c)    Within the time period under Section 5.01(a) above, a certificate of a Responsible Officer of the Borrower certifying that, to the knowledge of such Responsible Officer, no Default or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(d)    Within the time period under (a) and (b) of this Section 5.01, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Sections 6.08 and 6.09(a) as of the end of the preceding fiscal quarter, including an updated calculation of the Collateral Coverage Ratio reflecting the most recent Appraisals (as adjusted for any Dispositions or additions to the Collateral since the date of delivery to the Administrative Agent of such Appraisals);
(e)    No later than three (3) Business Days prior to the Disposition of any (i) Pledged Aircraft, (ii) Pledged Slots or (iii) any other Collateral that has an Appraised Value in excess of $1,000,000 (excluding, in each case, Dispositions described in clause (b), (d), (e)(i)(y), (e)(ii) or (e)(iv) of the definition of “Permitted Disposition”), a

1006028216v17

certificate of a Responsible Officer demonstrating in reasonable detail compliance with Section 6.09(a);
(f)    [Reserved];
(g)    Promptly after a Responsible Officer obtains knowledge thereof, notice of the failure of any material assumption contained in any Appraisal to be correct, except if such failure would not reasonably be expected to materially adversely affect the Appraised Value of the applicable type of Collateral;
(h)    So long as any Term Loan is outstanding, within 30 days after the Chief Financial Officer or the Treasurer of the Borrower becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Borrower and its Subsidiaries are taking or propose to take with respect thereto; and
(i)    Promptly, from time to time, such other information regarding the Collateral and the operations, business affairs and financial condition of either the Borrower or any Guarantor, in each case as the Administrative Agent, at the request of any Lender, may reasonably request (it being understood that, so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be obligated to provide utilization reports with respect to Pledged Slots).
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the IntraLinks website on the Internet at http://www.intralinks.com. Information required to be delivered pursuant to this Section 5.01 by the Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrower to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower or a Guarantor as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on a the Borrower’s general commercial website on the Internet, as such website may be specified by the Borrower to the Administrative Agent from time to time.

1006028216v17

Section 5.02.    Taxes. The Borrower shall pay, and cause each of its Subsidiaries to pay, all material taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings and (ii) the failure to effect such payment of which are not reasonably be expected to have a Material Adverse Effect.
Section 5.03.    Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 5.04.    Corporate Existence. The Borrower shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(1)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary; and
(2)    the rights (charter and statutory) and material franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.10 hereof or described in Section 6.10(b).
Section 5.05.    Compliance with Laws. The Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, the Borrower will maintain in effect policies and procedures intended to ensure compliance by Borrower, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.06.    [Reserved].

1006028216v17

Section 5.07.    Delivery of Appraisals. The Borrower shall:
(1)    on a date within 60 days prior to (A) May 15 of each year, beginning in 2021 and (B) solely with respect to any Pledged Slots, Pledged Aircraft and Pledged Engines, November 15 of each year, beginning with the first such date occurring at least 90 days after any such Collateral is first added to the Collateral and an Appraisal with respect to such Collateral has been delivered pursuant to (2) below;
(2)    on the date upon which any Additional Collateral is pledged as Collateral, but only with respect to such Additional Collateral;
(3)    promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing; and
(4)    promptly (but in any event within 45 days) following any Disposition or series of related Dispositions of Pledged Slots (other than any Disposition described in clause (d), (e)(i)(y), (e)(ii), (e)(iv) or (f) of the definition of “Permitted Disposition”) comprising more than 10% of the aggregate Appraised Value of the Pledged Slots;
deliver or cause to be delivered to the Administrative Agent one or more Appraisals (it being understood that three Appraisals shall be required with respect to any Pledged Aircraft or Pledged Engines, as contemplated by clause (i) of the definition of “Appraised Value”) establishing the Appraised Value of the Collateral; provided, however, that:
(i)     the Borrower shall be required to deliver or cause to be delivered only an Appraisal with respect to the (x) Pledged Slots (in the case of clause (4) above), or (y) applicable Additional Collateral (in the case of clause (2) above);
(ii)     in connection with the pledging of any Eligible Aircraft or Eligible Engines as Additional Collateral, any Appraisal with respect to such Additional Collateral that is more than 180 days old as of the date on which such Additional Collateral is pledged hereunder shall not be deemed to satisfy the Appraisal requirement in clause (2) above; and
(iii)    if any new spare Engine is pledged as Collateral within 90 days after delivery from the manufacturer to Borrower and such new spare Engine is of the same make and model as any spare Engine then currently included (or being replaced) in the Collateral (any such Engine make and model, an “Existing Engine Type”), an Appraisal with respect to such new spare Engine shall only be required under this Section 5.07 if the Borrower elects to provide such an Appraisal for purposes of determining the Appraised Value of such new spare Engine pursuant to clause (iii) of the proviso of the definition of “Appraised Value”.

1006028216v17

The Borrower may from time to time cause subsequent Appraisals to be delivered to the Administrative Agent if it believes that any affected item of Collateral has a higher Appraised Value than that reflected in the most recent Appraisals delivered pursuant to this Section 5.07.
Section 5.08.    Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Administrative Agent in the Collateral Documents, the Borrower will, and will cause its Subsidiaries to, reasonably cooperate in good faith with the Administrative Agent or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Administrative Agent or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Administrative Agent and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Administrative Agent or its designee obtain such licenses, consents and approvals, and at such time the Borrower will, and will cause its Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Administrative Agent or its designee).
Section 5.09.    Regulatory Matters; Citizenship; Utilization; Collateral Requirements.
(a)    The Borrower will:
(1)    maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;
(2)    be a United States Citizen;
(3)    maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;
(4)    possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the operation of the Pledged Slots operated by it, and to the conduct of its business and operations as currently conducted, except to the extent that any failure to possess or maintain would not reasonably be expected to result in a Collateral Material Adverse Effect;
(5)    maintain Pledged Gate Leaseholds sufficient to ensure its ability to service the flights using its Pledged Slots, except to the extent that any failure to maintain would not reasonably be expected to result in a Collateral Material Adverse Effect;

1006028216v17

(6)    utilize its Pledged Slots in a manner consistent with applicable regulations, rules and contracts (including FAA directives, orders and waivers) in order to preserve its right to hold and use its Pledged Slots, except to the extent that any failure to utilize would not reasonably be expected to result in a Collateral Material Adverse Effect;
(7)    cause to be done all commercially reasonable things reasonably necessary to preserve and keep in full force and effect its rights in and to use its Pledged Slots, including, without limitation, satisfying any applicable Use or Lose Rule, except to the extent that any failure to do so would not reasonably be expected to result in a Collateral Material Adverse Effect; and
(8)    take or cause to be taken such commercially reasonable actions (including pursuant to Section 5.12 hereof) to ensure that at all times the Collateral shall include FAA Slots (i) that meet the criteria of “High Peak” slots set forth in the Initial Appraisal in a quantity not less than 66% of the number of (x) all Slots meeting such criteria held by the Borrower as of the Closing Date minus (y) any such Slots subject to a Disposition described in clause (e)(i)(y) of the definition of “Permitted Disposition” and (ii) in a quantity not less than 66% of the number of (x) all FAA Slots held by the Borrower as of the Closing Date minus (y) any such Slots subject to a Disposition described in clause (e)(i)(y) of the definition of “Permitted Disposition”.
(b)    Without in any way limiting Section 5.09(a) hereof, the Borrower will promptly take all such steps as may be necessary to maintain, renew and obtain, or obtain the use of, Pledged Gate Leaseholds as needed for its continued and future operations using the Pledged Slots. The Borrower will further take all actions reasonably necessary or advisable in order to have access to its Pledged Gate Leaseholds. The Borrower will pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to have access to its Pledged Gate Leaseholds.
Section 5.10.    Collateral Ownership. Subject to the provisions described (including the actions permitted) under Sections 6.04 and 6.10 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as provided in Section 5.09.
Section 5.11.    Insurance. The Borrower shall:
(1)    keep all Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage shall be applicable) that is tangible property insured at all times, against such risks, including risks insured against by extended coverage, as is prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses;

1006028216v17

(2)    maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of the tangible Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage shall be applicable) owned, occupied or controlled by the Borrower, in such amounts and with such deductibles as are prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses and in the same geographic area; and
(3)    maintain such other insurance or self insurance as may be required by law.
Section 5.12.    Additional Guarantors; Grantors; Collateral.
(a)    If the Borrower or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the Closing Date, then the Borrower will promptly cause such Domestic Subsidiary to become a party to the Guarantee contained in Section 9 hereof by executing an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor unless and until 30 Business Days after such time as it ceases to be an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Obligations.
(b)    The Borrower shall, within the time periods required by the Collateral Documents, take all necessary action to cause all FAA Slots and all Intellectual Property of the Borrower and its Subsidiaries to be pledged in favor of the Administrative Agent as Collateral securing the Obligations (without prejudice to the rights of the Borrower to dispose of and release any Collateral pursuant to Sections 6.04 and 6.09).
(c)    If the Borrower or any of its Subsidiaries desires or is required pursuant to the terms of this Agreement to add Additional Collateral or, if any Subsidiary acquires any existing Collateral from a Grantor that it is required pursuant to the terms of this Agreement to maintain as Collateral, in each case, after the Closing Date, the Borrower shall, in each case at its own expense, (A) cause any such Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Subsidiary is not already a party thereto) and cause any such Subsidiary to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties applicable to such Collateral, by executing and delivering to the Administrative Agent an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit B and/or joinders to all applicable Collateral Documents or pursuant to new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that (i) in the case of Collateral consisting of Eligible Aircraft or Eligible Engines, the applicable Collateral Documents shall be the Aircraft and Spare Engine Mortgage, (ii) in the case of Collateral consisting of Intellectual Property, the

1006028216v17

applicable Collateral Documents shall be the Intellectual Property Security Agreement, (iii) in the case of Collateral consisting of Slots and Gate Leaseholds, the applicable Collateral Documents shall be the Slot and Gate Security Agreement, and (iv) in the case of any other Additional Collateral of a type that has not been theretofore included in the Collateral, such Additional Collateral may be subject to such additional terms and conditions as may be customarily required by lenders in similar financings of a similar size for similarly situated borrowers secured by the same type of Collateral, as agreed by the Borrower and the Administrative Agent in their reasonable discretion), (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Administrative Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under the definition of “Additional Collateral” in Section 1.01 or under Section 6.06 and the filing of UCC financing statements) in favor of the Administrative Agent for the benefit of the Secured Parties on such assets of the Borrower or such Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Borrower or such Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral and in form and substance reasonably satisfactory to the Administrative Agent.
Section 5.13.    Access to Books and Records.
(a)    The Borrower and the Guarantors will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Borrower and the Guarantors.
(b)    The Borrower and the Guarantors will permit, to the extent not prohibited by applicable law, any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Borrower and the Guarantors, to visit the properties of the Borrower and the Guarantors, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours, not more than once every twelve (12) months unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited; provided that if an Event of Default has occurred and is continuing, the Borrower and the Guarantors shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately).

1006028216v17

Section 5.14.    Further Assurances. The Borrower and each Guarantor shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law, or by the FAA, or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.
SECTION 6.

NEGATIVE COVENANTS
From the Closing Date and for so long as the principal of or interest on any Term Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 6.01.    [Reserved].
Section 6.02.    [Reserved].
Section 6.03.    [Reserved].
Section 6.04.    Disposition of Collateral.
(a)    Neither the Borrower nor any Grantor shall sell or otherwise Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that such sale or other Disposition shall be permitted in the case of (i) a Permitted Disposition or (ii) any other Disposition or sale of Collateral (other than Intellectual Property), provided that upon consummation of such other Disposition or sale of Collateral contemplated in this clause (ii), (A) no Event of Default shall have occurred and be continuing, (B) the Collateral Coverage Ratio is no less than 1.6 to 1.0 after giving effect to such sale or other Disposition, (C) no Core Collateral Failure results from such sale or other Disposition (after giving effect to any pledge of Qualified Replacement Assets, if any) (D) with respect to a Disposition or sale of Pledged Slots, complies with the requirements of Section 6.09(b) and (E) all Net Proceeds of such sale or other Disposition are deposited into the Collateral Proceeds Account; provided that nothing contained in this Section 6.04 is intended to excuse performance by the Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d), (e)(iv) or (f) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to release any such Collateral pursuant to Section 6.09(c)).
(b)    Any sale or Disposition of any Pledged Slots (other than a Permitted Disposition) shall be (A) for cash consideration for Fair Market Value, (B) to an airline that is not an Affiliate

1006028216v17

of the Borrower or any of its Subsidiaries and (C) made in connection with a transaction or series of transactions that is not, and does not have the effect of, a sale and leaseback transaction with respect to such Pledged Slots.
Section 6.05.    [Reserved].
Section 6.06.    Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
Section 6.07.    Business Activities. The Borrower will not, and will not permit any of its Subsidiaries (other than JBTP, LLC) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.
Section 6.08.    Liquidity. The Borrower will not permit the aggregate amount of Liquidity to be less than $550,000,000 as of the end of any Business Day following the Closing Date.
Section 6.09.    Collateral Coverage Ratio.
(a)    The Borrower will not permit at any time following the Closing Date the Collateral Coverage Ratio to be less than 1.6 to 1.0; provided, that if, (A) upon delivery of an Appraisal pursuant to Section 5.07 or otherwise pursuant to this Agreement (except pursuant to Section 5.07(2) or 5.07(3) or any Appraisal delivered to the Administrative Agent in connection with the designation of Additional Collateral solely to evidence compliance with the requirements of this Section 6.09(a)) and (B) solely with respect to determining compliance with this Section as a result thereof, it is determined that the Borrower shall not be in compliance with this Section 6.09(a), the Borrower shall, within forty-five (45) days (or, in the case of an Appraisal delivered pursuant to Section 5.07(4) within thirty (30) days) of the date of such Appraisal (or, in the case of an Appraisal required under Section 5.07(1) or 5.07(4) not delivered by the deadline thereunder, the date such Appraisal was due thereunder) designate Additional Collateral as additional Eligible Collateral and comply with Section 5.12 and/or prepay or cause to be prepaid the Term Loans in accordance with Section 2.12(b), collectively, in an amount sufficient to enable the Borrower to comply with this Section 6.09(a).
(b)    Notwithstanding anything to the contrary contained herein, if the Borrower shall fail at any time to be in compliance with this Section 6.09 solely as a result of damage to or loss of any Collateral constituting Eligible Aircraft or Eligible Engines covered by insurance (pursuant to which the Administrative Agent is named as loss payee and with respect to which payments are to be delivered directly to the Administrative Agent) for which the insurer thereof has been notified of the relevant claim and has not challenged such coverage, any calculation made pursuant to this Section 6.09 shall deem the relevant Grantor to have received Net Proceeds (and to have taken all steps necessary to have pledged such Net Proceeds as Additional Collateral) in an amount equal to the expected coverage amount (as determined by the Borrower in good faith and updated from time to time to reflect any agreements reached

1006028216v17

with the applicable insurer) and net of any amounts required to be paid out of such proceeds and secured by a Lien until the earliest of (i) the date any such Net Proceeds are actually received by the Administrative Agent, (ii) the date that is 270 days after such damage and (iii) the date on which any such insurer denies such claim; provided that, prior to giving effect to this clause (b), (x) the aggregate Appraised Value of all the Collateral plus (y) the Pledged Cash and Cash Equivalents, shall be no less than 150% of the sum of the aggregate principal amount of the Term Loans and Junior Lien Debt then outstanding. It is understood and agreed that if the Administrative Agent should receive any Net Proceeds directly from the insurer in respect of a Recovery Event and at the time of such receipt, (A) no Event of Default shall have occurred and be continuing and the Borrower is in compliance with Section 6.09(a) (without giving effect to the receipt of such Net Proceeds), the Administrative Agent shall promptly cause such proceeds to be paid to the Borrower or the applicable Grantor and (B) an Event of Default shall have occurred and be continuing or the Borrower fails to be in compliance with Section 6.09(a) (without giving effect to the receipt of such Net Proceeds), the Administrative Agent shall promptly cause such proceeds to be deposited into the Collateral Proceeds Account maintained for such purpose with the Administrative Agent that is subject to an Account Control Agreement and such proceeds shall be applied or released from such account in accordance with Section 2.12(a).
(c)    At the Borrower’s request, the Lien on (i) any Collateral subject to a Permitted Disposition or (ii) any Eligible Aircraft, Eligible Engines or Remaining Collateral Proceeds included in the Collateral will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (A) no Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the Collateral Coverage Ratio is not less than 1.6 to 1.0 or (y) the Borrower shall prepay or cause to be prepaid the Term Loans and/or shall designate Additional Collateral and comply with Section 5.12, collectively, in an amount necessary to cause the Collateral Coverage Ratio to not be less than 1.6 to 1.0 and (C) the Borrower shall deliver an Officer’s Certificate demonstrating compliance with this Section 6.09(c) following such release. In connection herewith, the Administrative Agent agrees to promptly provide any documents or releases reasonably requested by the Borrower to evidence such release.
Section 6.10.    Merger, Consolidation, or Sale of Assets.
(a)    The Borrower shall not directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either:
(A)    the Borrower is the surviving corporation; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment,

1006028216v17

transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Term Loans is a corporation organized or existing under any such laws;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent;
(3)    immediately after such transaction, no Event of Default exists; and
(4)    the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement.
In addition, the Borrower will not, directly or indirectly, lease all or substantially all of the properties and assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b)    Section 6.10(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Borrower and/or the Guarantors.
(c)    Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Borrower in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the Borrower shall refer instead to the successor Person and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the Borrower, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Term Loan except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a) hereof. In connection with any transfer under this clause (c), such successor Person shall provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by any Lender.
Section 6.11.    Use of Proceeds. The Borrower will not use, and will not permit any of its Subsidiaries to use, the proceeds of any Borrowing (A) in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of

1006028216v17

or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted by applicable law), or (C) in any manner that would result in the violation of any Sanctions applicable to the Borrower or any of its Subsidiaries.
SECTION 7.
EVENTS OF DEFAULT
Section 7.01.    Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)    any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within ten (10) Business Days after receipt by the Borrower of notice from the Administrative Agent of such default; or
(b)    default shall be made in the payment of (i) any principal of the Term Loans, when and as the same shall become due and payable; (ii) any interest on the Term Loans and such default shall continue unremedied for more than five (5) Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of the default in making such payment when due; or
(c)    default shall be made by the Borrower in the due observance of the covenant contained in Section 5.01(h), 6.08 or 6.09(a) hereof; or
(d)    default shall be made by the Borrower or any Subsidiary of the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than sixty (60) days after receipt of written notice by the Borrower from the Administrative Agent of such default; or
(e)    (A) any material provision of any Loan Document to which the Borrower or a Guarantor is a party ceases to be a valid and binding obligation of the Borrower or such Guarantor, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or (B) the Lien on any material portion of the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or other than as a result of the action, delay or inaction of the Administrative Agent) for a period of fifteen (15) consecutive days after the Borrower receives written notice thereof from the Administrative Agent; or;

1006028216v17

(f)    The Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1)    commences a voluntary case,
(2)    consents to the entry of an order for relief against it in an involuntary case,
(3)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)    makes a general assignment for the benefit of its creditors, or
(5)    admits in writing its inability generally to pay its debts; or
(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)    is for relief against the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(2)    appoints a custodian of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary; or
(3)    orders the liquidation of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(h)    failure by the Borrower or any of the Borrower’s Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies (and as to which the applicable insurance company has not denied coverage) or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days; or
(i)    (1) the Borrower or any Significant Subsidiary shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on

1006028216v17

behalf of such holder or holders shall be permitted to cause such Material Indebtedness to become due prior to its scheduled final maturity date, and such ability to cause such Material Indebtedness to become due shall be continuing for a period of more than 60 consecutive days, (2) the Borrower or any Significant Subsidiary shall default in the performance of any obligation relating to any Indebtedness of the Borrower or a Significant Subsidiary outstanding under one or more agreements of the Borrower or a Significant Subsidiary that results in such Indebtedness coming due prior to its scheduled final maturity date in an aggregate principal amount at any single time unpaid exceeding $150,000,000 or (3) the Borrower or any Significant Subsidiary shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Borrower or a Significant Subsidiary , any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding $150,000,000, then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times:
(i)     [reserved];
(ii)     declare the Term Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Term Loans and other Obligations together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii)     [reserved];
(iv)     set-off amounts in the accounts (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v)     exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.
In case of any event with respect to the Borrower, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary described in clause (f) or (g) of this Section 7.01, the actions and events described in clauses (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any

1006028216v17

kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.
THE AGENTS
Section 8.01.    Administration by Agents.
(a)    Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each of the Lenders hereby authorizes the Administrative Agent, in its sole discretion:
(i)    in connection with the sale or other disposition of any asset that is part of the Collateral of the Borrower or any other Grantor, as the case may be, to the extent permitted by the terms of this Agreement, to release a Lien granted to the Administrative Agent, for the benefit of the Secured Parties, on such asset;
(ii)    to determine that the cost to the Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Administrative Agent, for the benefit of the Secured Parties;
(iii)    to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder;
(iv)    to execute any documents or instruments necessary to release any Guarantor from the guarantees provided herein pursuant to Section 9.05;
(v)    to enter into intercreditor and/or subordination agreements in accordance with Sections 6.06 and 10.17 on terms reasonably acceptable to the Administrative Agent and to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(vi)    to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Administrative Agent, for the benefit of the Secured Parties, on any assets of the Borrower or any other Grantor to secure the Obligations.
Section 8.02.    Rights of Administrative Agent. Any institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent,

1006028216v17

and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if it were not an Administrative Agent hereunder.
Section 8.03.    Liability of Agents.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Borrower’s Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity and (iv) the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any

1006028216v17

liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.04.    Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from its gross negligence or willful misconduct as determined in a final and nonappealable judgment by a court of competent jurisdiction).
Section 8.05.    Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent (provided no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and

1006028216v17

the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.
Section 8.06.    Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.07.    Advances and Payments.
(a)    On the date of each Term Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Term Loan to be made by it in accordance with its Term Loan hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)    Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08.    Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Term Loans as a result of which the unpaid portion of its Term Loans is proportionately less than the unpaid portion of the Term Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other

1006028216v17

Lender a participation in the Term Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender’s Term Loans and its participation in Term Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans then outstanding as the principal amount of its Term Loans prior to the obtaining of such payment was to the principal amount of all Term Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Term Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or a Guarantor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Term Loans or other Obligations owed to it.
Section 8.09.    Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.
Section 8.10.    Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Administrative Agent as its agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).

SECTION 9.
GUARANTY

1006028216v17

Section 9.01.    Guaranty.
(a)    Each of the Guarantors unconditionally, absolutely and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of each Guarantor in respect thereof, its “Guaranty Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Guaranteed Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.
(b)    To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.
(c)    To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.
(d)    To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.
(e)    To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that

1006028216v17

constitute unasserted contingent indemnification obligations)). Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.
(f)    Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
Section 9.02.    No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.
Section 9.03.    Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.
Section 9.04.    Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.
Section 9.05.    Discharge of Guaranty.
(a)    In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of

1006028216v17

all Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Borrower or a Guarantor or the merger or consolidation of a Guarantor with or into the Borrower or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
(b)    Upon the request of the Borrower, the guarantee of any Guarantor that is an Immaterial Subsidiary shall be promptly released; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower shall have delivered a certificate of a Responsible Officer certifying that such Subsidiary is an Immaterial Subsidiary; provided further that a Subsidiary that is considered not to be an Immaterial Subsidiary solely pursuant to clause (i)(1) of the second proviso of the definition thereof shall, solely for purposes of this clause (b), be considered an Immaterial Subsidiary, so long as any applicable guarantee, pledge or other obligation of such Subsidiary with respect to any Junior Secured Debt shall be irrevocably released and discharged substantially simultaneously with the release of such guarantee hereunder.
(c)    The Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Borrower’s expense, such documents as the Borrower or any Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
SECTION 10.
MISCELLANEOUS
Section 10.01.    Notices.
(a)    Subject to paragraph (b) below, all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower or any Guarantor, to it at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, telephone: (718) 286-7900, facsimile: (718) 425-9260, email: Treasury@jetblue.com; Attention: Treasurer;
with a copy to:
JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, telephone: (718) 286-7900, facsimile: (718) 425-9260; Attention: General Counsel;

1006028216v17

(ii)    if to Barclays as Administrative Agent, to it at Barclays Bank PLC, 700 Prides Crossing, Newark, Delaware 19713, telephone: (201) 499-0297, email: 12145455230@tls.ldsprod.com; arelis.cepeda@barclays.com, Attention: Arelis Cepeda;
(iii)    [reserved]; and
(iv)    if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto or, if subsequently delivered, an Assignment and Acceptance.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for (I) an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so

1006028216v17

long as such assignee is an Eligible Assignee, or (II) an assignment of Term Loans to the Borrower in accordance with Section 10.02(g); and
(B)    the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing, or (II) of any Term Loans to an Eligible Assignee; provided, further, that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received with ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b).
(ii)    Assignments shall be subject to the following additional conditions:
(A)    any assignment of any portion of the Term Loans shall be made to an Eligible Assignee;
(B)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Term Loans, the amount of such Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Term Loans held by the assigning Lender of the same tranche as the assigned portion of the Term Loans shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that no consent of the Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided, further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent;
(E)    the assignee, if it was not a Lender immediately prior to such assignment, shall deliver (i) to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require and (ii) any documents required to be delivered pursuant to Section 2.16; and
(F)    notwithstanding anything to the contrary herein, any assignment of any Term Loans to the Borrower shall be subject to the requirements of Section 10.02(g).

1006028216v17

The Administrative Agent shall not be responsible for monitoring the Disqualified Institutions list and shall have no liability for non-compliance by any Lender. The Disqualified Institutions list shall be made available to any Lender upon request to the Administrative Agent.
For the purposes of this Section 10.02(b), the term “Approved Fund” means with respect to any Lender, any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of any natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iv)    The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantors, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and by any Lender solely with respect to such Lender’s share, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).
(vi)    [Reserved].

1006028216v17

(c)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)    (i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than to any Affiliate of the Borrower or any Guarantor, or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of such natural person) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Term Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Term Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender,

1006028216v17

the Borrower, a Guarantor and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant and shall be subject to the terms of Section 2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts pursuant to Section 2.14 or 2.16. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g) and 2.16(h) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrower by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
(g)    Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to the Borrower in accordance with Section 10.02(b); provided that
(i)    the assigning Lender and the Borrower purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an Assignment and Acceptance;
(ii)    such assignment shall be made pursuant to (x) a Dutch Auction open to all Lenders of the applicable class on a pro rata basis and/or (y) open market purchases;
(iii)    any Term Loans assigned to the Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

1006028216v17

(iv)    no Event of Default has occurred or is continuing;
(v)    [reserved]; and
(vi)    the assignment to the Borrower and cancellation of Term Loans in connection with a Dutch Auction or open market purchases shall not constitute a mandatory or voluntary payment for purposes of Section 2.12 or 2.13, and shall not be subject to Section 8.08, but the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.02(g) and each principal repayment installment with respect to the Term Loans shall be reduced pro rata by the aggregate principal amount of Term Loans purchased.
Section 10.03.    Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Term Loans, and who are advised by such Lender of the confidential nature of such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender or any other party hereto, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy or enforcement of rights hereunder, (g) to such Lender’s legal counsel and independent auditors, (h) on a confidential basis to any rating agency in connection with rating the Borrower and its Subsidiaries or the facilities provided under this Agreement, (i) with the consent of the Borrower, (j) to service providers in connection with the administration of the facilities provided under this Agreement and (k) to any actual or proposed participant or assignee of all or part of its rights hereunder, to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty or credit insurance provider for purposes of this Section 10.03(k)). If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any of the Guarantors under clauses (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower or such Guarantor with prompt notice, to the extent reasonable, so that the Borrower or such Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.

1006028216v17

Section 10.04.    Expenses; Indemnity; Damage Waiver.
(a)    (i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Milbank LLP, special counsel to the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution and delivery of the Loan Documents and any amendments, modifications or waivers of the provisions hereof requested by the Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) in connection with any enforcement of the Loan Documents, (i) all fees and out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent) incurred during the continuance of a Default, (ii) all such fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders, which may be separate counsel) incurred during the continuance of an Event of Default; and (C) all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Closing Date.
(ii)    All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Term Loan the use of the proceeds therefrom or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses,

1006028216v17

claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (or of any Related Party that is a controlled Affiliate of such Indemnitee (a “Controlled Related Party”)), and any such Indemnitee shall repay the Borrower the amount of any expenses previously reimbursed by the Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Controlled Related Parties not a party to this Agreement. This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.
(c)    In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrower under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrower in writing and the Borrower shall, if requested by such Indemnitee or if the Borrower desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee. The Borrower shall not enter into any settlement of any such action or proceeding that admits any Indemnitee’s misconduct or negligence. The failure to so notify the Borrower shall not affect any obligations the Borrower may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrower is materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel. The Borrower shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrower (which shall not be unreasonably withheld or delayed).
(d)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the

1006028216v17

time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(e)    To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have arisen from the bad faith, willful misconduct or gross negligence of such Indemnitee or any Controlled Related Party of such Indemnitee).
Section 10.05.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

1006028216v17

Section 10.06.    No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.07.    Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.08.    Amendments, etc.
(a)    No modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than the Account Control Agreements), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that, subject to Section 2.09(b) of this Agreement, no such modification or amendment shall without the prior written consent of:
(i)    each Lender directly and adversely affected thereby (A) reduce the principal amount of any Term Loan or the rate of interest payable thereon (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.08), or extend any date for the payment of interest or Fees hereunder or reduce any Fees payable hereunder or extend the final stated maturity of the Term Loans or (B) amend, modify or waive any provision of Section 2.17(b); and
(ii)    all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders, or (C) release all or substantially all of the Collateral from the Liens granted to the Administrative Agent hereunder or under any other Loan Document (except to the extent contemplated by Section 6.09 on the Closing Date or by the terms of the Collateral Documents);
provided further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Administrative Agent to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent the release thereof is permitted by Section 6.09(c).

1006028216v17

Notwithstanding any provision to the contrary set forth herein or in any other Loan Document, without the consent of any Lender, the Borrower and the Administrative Agent may enter into one or more amendments hereto or to any other Loan Document in furtherance of the adoption of the Benchmark Successor Rate mutually determined by the Borrower and the Administrative Agent pursuant to Section 2.09(b) of this Agreement and such amendments shall be binding on each Lender, unless the Required Lenders have delivered an Objection Notice to such amendment(s) in accordance with Section 2.09(b).
(b)    No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent.
(c)    No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Term Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.
(d)    Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that either the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); and (ii) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.
(e)    In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrower and the lenders providing the relevant Replacement Term Loans (as defined below) as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower (x) to permit the refinancing, replacement or modification of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder (any such amendment, a “Refinancing Amendment”) and (y) to include appropriately the Lenders holding such credit facilities in any determination of Required Lenders; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of

1006028216v17

such Refinanced Term Loans, (ii) the Applicable Margins for such Replacement Term Loans shall not be higher than the Applicable Margins for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest Term Loan Maturity Date in effect immediately prior to such refinancing. The effectiveness of (and the borrowing under) any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the following conditions:
(i)    all representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Effective Date (other than the representations and warranties set forth in Sections 3.05(b) and 3.09(a)) shall be true and correct in all material respects on and as of the effective date of such Refinancing Amendment, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, after giving effect to the transactions contemplated by the Refinancing Amendment (it being understood that, for purposes of this clause (i), all references to the making or borrowing of Term Loans or similar language in Section 3 shall be deemed to refer to the making or borrowing of Replacement Term Loans);
(ii)    before and after giving effect to the transactions contemplated by the Refinancing Amendment, no Event of Default shall have occurred and be continuing on the effective date of such Refinancing Amendment; and
(iii)    such other conditions as the parties thereto shall agree.
(f)    In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(g)    In addition, notwithstanding anything to the contrary contained in Section 7.01 or Section 10.08(a), following the consummation of any Extension pursuant to Section 2.28, no modification, amendment or waiver (including, for the avoidance of doubt, any forbearance

1006028216v17

agreement entered into with respect to this Agreement) shall limit the right of any non-extending Lender (each, a “Non-Extending Lender”) to enforce its right to receive payment of amounts due and owing to such Non-Extending Lender on the Term Loan Maturity Date applicable to the Term Loans of such Non-Extending Lenders without the prior written consent of Non-Extending Lenders that would constitute Required Lenders if the Non-Extending Lenders were the only Lenders hereunder at the time.
(h)    It is understood that the amendment provisions of this Section 10.08 shall not apply to extensions of the Term Loan Maturity Date or the maturity date of any tranche of Term Loans, in each case, made in accordance with Section 2.28.
Section 10.09.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10.    Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11.    Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans, or the termination of this Agreement or any provision hereof.
Section 10.12.    Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.

1006028216v17

Section 10.13.    USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.
Section 10.14.    New Value. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Term Loan, shall be made as a contemporaneous exchange for new value given by the Lenders, as the case may be, to the Borrower.
Section 10.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16.    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agree that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Guarantors, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to

1006028216v17

such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 10.17.    Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, if at any time the Administrative Agent shall enter into any Intercreditor Agreement and such Intercreditor Agreement shall remain outstanding, the rights granted to the Secured Parties hereunder and under the other Loan Documents, the lien and security interest granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document shall be subject to the terms and conditions of such Intercreditor Agreement. In the event of any conflict between the terms of this Agreement, any other Loan Document and such Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to the Administrative Agent hereunder or under any other Loan Document shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in contravention of such Intercreditor Agreement.
Section 10.18.    Registrations with International Registry. Each of the parties hereto (i) consents to the registrations with the International Registry of the International Interests constituted by the Aircraft and Spare Engine Mortgage, and (ii) covenants and agrees that it will take all such action reasonably requested by the Borrower or Administrative Agent in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Administrative Agent to make registrations with respect to the Mortgaged Collateral and providing consents to any registration as may be contemplated by the Loan Documents.
Section 10.19.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or

1006028216v17

a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.01.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolutions Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC or such QFC Credit Support, and any rights in property securing such Supported QFC and such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

1006028216v17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
JETBLUE AIRWAYS CORPORATION,
as Borrower

By:	/s/ Ursula L. Hurley Name: Ursula L. Hurley Title: Treasurer

1006028216v17

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Sean Duggan Name: Sean Duggan Title: Vice President

1006028216v17

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sean Duggan Name: Sean Duggan Title: Vice President

1006028216v17

ANNEX A
to Term Loan Credit Agreement
LENDERS AND TERM LOAN COMMITMENTS
A.    Term Loan Commitments

Lender	Term Loan Commitment
Barclays Bank PLC	$750,000,000

TOTAL:	$750,000,000

B.    Lender Notices
Barclays Bank PLC
Attention: Arelis Cepeda
700 Prides Crossing
Newark, Delaware 19713
Phone: 201.499.0297
Email: 12145455230@tls.ldsprod.com

Escalation: Sarah Wright
Phone: 302.286.2217
Email: sarah.e.wright@barclays.com

Compliance/Notices:
Juan Garcia-Rodriguez
Phone: 201.499.4305
Email: juan.garcia-rodriguez@barclays.com

1006028216v17

ANNEX B
to Term Loan Credit Agreement
CONDITIONS WITH RESPECT TO COLLATERAL
[to be attached]

1006028216v17

EXHIBIT A
to Term Loan Credit Agreement
FORM OF SLOT AND GATE SECURITY AGREEMENT
[to be attached]

1006028216v17

EXHIBIT B
to Term Loan Credit Agreement
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
[to be substantially in the form of Exhibit B to Borrower’s existing secured revolving credit facility]

1006028216v17

EXHIBIT C
to Term Loan Credit Agreement
FORM OF ASSIGNMENT AND ACCEPTANCE
[to be substantially in the form of Exhibit C to Borrower’s existing secured revolving credit facility]

1006028216v17

EXHIBIT D
to Term Loan Credit Agreement
FORM OF LOAN REQUEST
[to be substantially in the form of Exhibit D to Borrower’s existing secured revolving credit facility]

1006028216v17

EXHIBIT E
to Term Loan Credit Agreement
FORM OF AIRCRAFT AND SPARE ENGINE MORTGAGE
[to be attached]

1006028216v17

EXHIBIT F
to Term Loan Credit Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
[to be attached]

1006028216v17

EXHIBIT G
to Term Loan Credit Agreement
FORM OF INTERCREDITOR AGREEMENT
[to be attached]

1006028216v17

SCHEDULE 3.06
to Term Loan Credit Agreement
SUBSIDIARIES
OF
JETBLUE AIRWAYS CORPORATION

	Jurisdiction of Incorporation	Ownership (directly or indirectly)	Nature of Subsidiary
BlueBermuda Insurance, LTD	Bermuda	100%	Immaterial Subsidiary
JetBlue Technology Ventures, LLC	Delaware	100%	Immaterial Subsidiary
JBTP, LLC	Delaware	100%	Immaterial Subsidiary

1006028216v17